As filed with the Securities and Exchange Commission on July 16, 2007

                                     Registration Nos. 333-105933 and 333-110981
================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                           POST EFFECTIVE AMENDMENT TO
                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                          UNIVISION COMMUNICATIONS INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


         DELAWARE                                                 95-4398884
(STATE OR OTHER JURISDICTION                                  (I.R.S. EMPLOYER
    OF INCORPORATION OR                                      IDENTIFICATION NO.)
      ORGANIZATION)

                          605 THIRD AVENUE, 12TH FLOOR
                            NEW YORK, NEW YORK 10158
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                          ----------------------------
                              C. DOUGLAS KRANWINKLE
                            EXECUTIVE VICE PRESIDENT
                               AND GENERAL COUNSEL
                          UNIVISION COMMUNICATIONS INC.
                                5999 CENTER DRIVE
                             LOS ANGELES, CALIFORNIA
                                      10158
                                 (310) 348-4875

   (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                           CODE, OF AGENT FOR SERVICE)



Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [_]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [_]

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [_]

                 EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES

      This Post-Effective Amendment relates to the following Registration Statements filed on Form S-3 (collectively, the "Registration Statements"):

      1. Registration Statement 333-105933 registering $1,000,000,000 of securities of Univision Communications Inc. (the "Company"), of which $300,000,000 of securities remain unissued; and

      2. Registration Statement 333-110981 registering $1,500,000,000 of securities of the Company, of which $899,782,838 of securities remain unissued.

      On March 29, 2007 (the "Closing Date"), pursuant to an Agreement and Plan of Merger dated as of June 26, 2006 among the Company, Umbrella Holdings, LLC and Umbrella Acquisition, Inc. ("Merger Sub"), Merger Sub merged with and into the Company (the "Merger"), with the Company surviving the Merger. On March 29, 2007, the Company filed a certification and notice of termination of registration on Form 15 with respect to its Class A common stock (the "Common Stock") and on May 21, 2007, the Company filed a certification and notice of termination of registration on Form 15 with respect to each series of its outstanding debt securities issued pursuant to the Registration Statements.

      As a result of the Merger, the Company terminated all offerings of the Company's securities under the Registration Statements. Accordingly, pursuant to the undertaking contained in the Registration Statements to remove from registration by means of a post-effective amendment any of the securities being registered which remains unsold at the termination of the offering, the Company is filing this Post-Effective Amendment to the Registration Statements on Form S-3 to deregister all of the securities covered by the Registration Statements which remained unissued on the Closing Date.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on July 16, 2007.


                                       UNIVISION COMMUNICATIONS INC.


                                       By:/s/ Andrew W. Hobson
                                          ------------------------------------
                                       Name:   Andrew W. Hobson
                                       Title:  Senior Executive Vice
                                               President, Chief Strategic
                                               Officer and Chief Financial
                                               Officer

            Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities and on the date indicated.



SIGNATURE                         TITLE                         DATE

/s/ Joseph Uva                    Chief Executive Officer       July 13, 2007
------------------------          (Principal Executive Officer)
Joseph Uva

/s/ Andrew W. Hobson              Senior Executive Vice         July 12, 2007
------------------------          President, Chief Strategic
Andrew W. Hobson                  Officer and Chief Financial
                                  Officer (Principal Financial
                                  Officer)

/s/ Zaid F. Alsikafi              Director                      July 12, 2007
------------------------
Zaid F. Alsikafi


/s/ Richard J. Bressler           Director                      July 13, 2007
------------------------
Richard J. Bressler


/s/ James C. Carlisle             Director                      July 13, 2007
------------------------
James C. Carlisle


                                  Director                      July __, 2007
------------------------
Adam Chesnoff



/s/ Michael P. Cole               Director                      July 13, 2007
------------------------
Michael P. Cole


                                  Director                      July __, 2007
------------------------
Kelvin L. Davis

/s/ Albert J. Dobron              Director                      July 12, 2007
------------------------
Albert J. Dobron

                                  Director                      July __, 2007
------------------------
Mark J. Masiello

                                  Director                      July __, 2007
------------------------
Jonathan M. Nelson


/s/ James N. Perry, Jr.           Director                      July 13, 2007
------------------------
James N. Perry, Jr.


/s/ Karl Peterson                 Director                      July 13, 2007
------------------------
Karl Peterson


                                  Director                      July __, 2007
------------------------
Haim Saban


                                  Director                      July __, 2007
------------------------
Scott M. Sperling


/s/ David Bonderman               Director                      July 13, 2007
------------------------
David Bonderman


/s/ Henry G. Cisneros             Director                      July 13, 2007
------------------------
Henry G. Cisneros


/s/ Gloria Estefan                Director                      July 13, 2007
------------------------
Gloria Estefan